UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MARCH 13, 2008

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRAGNEMENT OF A REGISTRANT

On March 13, 2008, we entered into a third amendment (“Third Amendment”) to our revolving credit agreement (as amended, the “Credit Agreement”), which amended our primary bank credit facility with JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-lead arranger and syndications agent and the lenders party thereto. The Third Amendment increased the $240,000,000 credit facility under the Credit Agreement to $335,000,000. The Credit Agreement has a maturity date of October 6, 2011.

The proceeds from borrowings under the Credit Agreement can be used to repay certain indebtedness, finance certain acquisitions, provide for working capital and general corporate purposes and, subject to certain restrictions, fund the repurchase of our common stock. We are subject to certain covenants and restrictions and we must meet certain financial tests as defined in the Credit Agreement. We were in compliance with these covenants as of March 17, 2008.

Borrowings outstanding under the Credit Agreement are secured by substantially all of our assets other than real estate and certain equipment subject to term equipment notes and other financings. As amended, borrowings under the Credit Agreement accrue interest, at our option, at either (1) the London Interbank Offered Rate (LIBOR) plus a margin of 0.625% to 1.50%, or (2) an alternate base rate (based upon the greater of the agent bank’s prime lending rate or the Federal Funds effective rate plus 0.50%). We are also required to pay an annual commitment fee ranging from 0.15% to 0.275% on available but unused amounts under the Credit Agreement. The interest rate margin and the commitment fee are based upon the Company’s leverage ratio as set forth in the Credit Agreement and are redetermined quarterly. The Third Amendment also amended our leverage ratio covenants so that our leverage ratio must be less than or equal to (i) as of the last day of each fiscal quarter during the period from and after March 13, 2008 through and including March 31, 2009, 3.00 to 1.0, (ii) as of the last day of each fiscal quarter during the period from and after April 1, 2009 through September 30, 2009, 2.75 to 1.0 and (ii) as of the last day of each fiscal quarter thereafter, 2.50 to 1.0. Prior to the Third Amendment to the Credit Agreement, the requirement was that the leverage ratio could be no more than 2.50 to 1.0. As of March 14, 2008, borrowings outstanding under the Credit Agreement were $223,000,000 with interest accruing at a weighted average rate of approximately 3.9%.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Third Amendment filed herewith as Exhibit 10.1.

ITEM — 8.01 OTHER EVENTS

On March 18, 2008, we announced that the Company completed the acquisition of the voting and non-voting capital stock of PBM Graphics, Inc., principally located in Durham, North Carolina. A copy of the press release is attached hereto as Exhibit 99.1.

The attached press release may contain forward-looking information. Readers are cautioned that such information involves known and unknown risks and uncertainties, including the possibility that events may occur which preclude completion of pending or future acquisitions by the Company.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibits are filed herewith:

10.1	Third Amendment to the Credit Agreement dated as of March 13, 2008, between Consolidated Graphics, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-lead arranger and syndications agent and the lenders party thereto.

99.1	Press release dated March 18, 2008, announcing that the Company completed the acquisition of PBM Graphics, Inc.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934,
THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY
THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ Jon C. Biro
Jon C. Biro
Executive Vice President and Chief Financial
and Accounting Officer

Date: March 18, 2008

Exhibit Index

Exhibit Number	Description
10.1
Third Amendment to the Credit Agreement dated as of March 13, 2008, between Consolidated Graphics, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-lead arranger and syndications agent and the lenders party thereto.
99.1	Press release dated March 18, 2008, announcing that the Company completed the acquisition of PBM Graphics, Inc.